Exhibit 5




                                  July 3, 1996





BT Office Products International, Inc.
2150 East Lake Cook Road
Suite 590, Riverwalk
Buffalo Grove, IL   60089


                  Re:      Registration Statement
                           on Form S-8
                           ----------------------

Ladies and Gentlemen:

                   In connection with the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 4,208,000 shares (the "Shares") of common stock, par value $.01 per share, of BT Office Products International, Inc. ("the Company") reserved for issuance pursuant to the BT Office Products International, Inc. 1995 Stock Option Plan (the "Plan") and the Amended and Restated Non-Qualified Stock Option Agreement dated as of June 25, 1996 between the Company and Herman C. Brauckmann (the "Brauckmann Agreement"), we have examined such corporate documents and records of the Company, such other instruments and certificates of public officials, officers and representatives of the Company and other persons and such questions of law as we have deemed necessary or appropriate in order to render the opinion set forth herein.

                  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

                  As to  questions  of fact  material to our  opinion  expressed
below  that  we  did  not   independently   establish,   we  have   relied  upon
certifications of the Company or its officers.

                  Based upon and subject to the foregoing, we are of the opinion that when the registration statement on Form S-8 relating to the Shares (the "Registration Statement") shall have become effective under the Securities Act and any Shares shall have been duly issued and paid for in accordance with the terms of the Plan or, when applicable, the Brauckmann Agreement, such Shares will be legally issued, fully paid and nonassessable.



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BT Office Products
 International, Inc.                 -2-                       July 3, 1996



                  The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                           Very truly yours,


                                           /s/ Winthrop, Stimson, Putnam
                                                 & Roberts

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